UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2012

GENESIS BIOPHARMA, INC
(EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

NEVADA	000-53172	75-3254381
(STATE OR OTHER JURISDICTION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER
OF INCORPORATION)		IDENTIFICATION)

11500 Olympic Boulevard, Suite 400, Los Angeles CA 90064

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (866) 963-2220

N/A

(Former name or former address, if changed since last report)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective April 17, 2012, Genesis Biopharma, Inc. (the “Company”) entered into a ninth amendment with all the holders of the Company’s previously issued 7% Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes (the “Notes”) whereby the maturity date of the Notes has been further extended from April 17, 2012 to May 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS BIOPHARMA, INC.

Date: April 23, 2012
	By:	/s/ Anthony J. Cataldo
Anthony J. Cataldo, Chief Executive
Officer and President